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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): MARCH 17, 2005

                              ---------------------


                                  CATUITY INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                               000-30045                            38-3518829
      (State or other jurisdiction             (Commission File Number)                    (IRS Employer
            of incorporation)                                                           Identification No.)

         2711 E. JEFFERSON AVE.
         DETROIT, MICHIGAN 48207                                                           (313)-567-4348
          (Address of principal                                                   (Registrant's telephone number,
           executive offices)                                                          including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)





.........Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b), under the Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c), under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 17, 2005 Catuity Inc. entered into a Definitive Purchase Agreement to acquire all of the shares of Loyalty Magic Pty. Ltd., a privately held Australian company. Under the terms of the agreement, Catuity will pay $5,500,000 AUD ($4,348,000 USD at the exchange rate in effect on March 16, 2005) in a combination of stock and cash to the shareholders of Loyalty Magic. Catuity will seek shareholder approval for the acquisition and for the issuance of stock in order to finance the purchase at its Annual Shareholder Meeting to be held in late May 2005.

Loyalty Magic provides loyalty software on either a hosted solution basis or by licensing a customized version of its software to its customers. The company was profitable and cash flow positive in its most recent fiscal year ended June 30, 2004.

A copy of the press release issued in regard to the acquisition is included as
Exhibit 99.5


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

     Exhibit No.        Description of Exhibits

     99.5               Catuity Acquires Profitable Australian Loyalty Processor




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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       CATUITY INC.
                                        (Registrant)


                                   By /s/ John H. Lowry
                                     ---------------------------
                                          John H. Lowry
                                          Senior Vice President,
                                          Chief Financial Officer & Secretary

Date:  March 17, 2005


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                                 EXHIBIT INDEX


EXHIBIT NO.         DESCRIPTION

EX-99.5             Catuity Acquires Profitable
                    Australian Loyalty Processor